Exhibit 16



                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MTB Group of Funds and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of certain portfolios of The FBR Funds into certain portfolios of MTB Group of Funds, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURE                           TITLE                                 DATE
---------                           -----                                 ----

/s/ Joseph J. Castiglia         Chairman of the Board;           January 3, 2006
-----------------------
Joseph J. Castiglia             Trustee


/s/ Charles L. Davis, Jr.       Chief Executive Officer          January 3, 2006
-------------------------
Charles L. Davis, Jr.           (Principal Executive Officer)


/s/ Carl W. Jordan              President                        January 3, 2006
------------------
Carl W. Jordan


/s/ Richard N. Paddock          Treasurer                        January 3, 2006
----------------------
Richard N. Paddock              (Principal Financial Officer)


/s/ Mark J. Czarnecki           Trustee                          January 3, 2006
---------------------
Mark J. Czarnecki


/s/ Daniel R. Gernatt, Jr.      Trustee                          January 3, 2006
--------------------------
Daniel R. Gernatt, Jr.


/s/ Marguerite D. Hambleton     Trustee                          January 3, 2006
---------------------------
Marguerite D. Hambleton


/s/ Richard B. Seidel           Trustee                          January 3, 2006
---------------------
Richard B. Seidel